P97000059142

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies ✓ Certificates of Status ______

Special Instructions to Filing Officer:

Office Use Only

300114757193

01/15/08--01035--016 **43.75

FILED
2008 JAN 15 PM 3:13
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Amend.
Thevis
1/18/08

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: S S G I, Inc.

DOCUMENT NUMBER: P977000059142

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Stephen J. Czarnik, Esq.
(Name of Contact Person)

Cohen & Czarnik LLP
(Firm/ Company)

17 State Street, 39th Floor
(Address)

New York, New York 10004
(City/ State and Zip Code)

For further information concerning this matter, please call:

Stephen Czarnik at (212) 232-8323
(Name of Contact Person) (Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☑ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

S S G I, Inc.

(Name of corporation as currently filed with the Florida Dept. of State)

FILED
2008 JAN 15 PM 3:13
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

P977000059142

(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Article IV - Capital Stock is hereby deleted and replaced with the following:

"Article IV - Capital Stock: The total number of issued and outstanding shares of common stock of the corporation (31,587,398 shares) shall be decreased by way of a reverse stock split (the "Stock Split") in the amount of thirty-five (35) shares of common stock for one (1) share of common stock. Any fractions of shares shall be rounded up. Following the effective date of the Stock Split the total issued and outstanding shares of common stock of the corporation shall be approximately 902,498. The record date for the Stock Split shall be January 30, 2008 with a payment date of approximately January 31, 2008. (continued on Exhibit A attached hereto)

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

(continued)

EXHIBIT A

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

S S G I, INC.

"ARTICLE IV. CAPITAL STOCK (continued).

The amount of the total stock that this corporation is authorized to issue is One Hundred Million (100,000,000) shares of Common Stock, par value $0.001 per share. Except as otherwise provided by law, the shares of stock of the corporation may be issued by the corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

S S G I, INC.

By: ______________________

Name: Michael Yurkowsky

Title: Director and President

The date of each amendment(s) adoption: January 11, 2008

Effective date if applicable: ______________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature ______________________
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Michael Yurkowsky
(Typed or printed name of person signing)

Director and President
(Title of person signing)

FILING FEE: $35